Exhibit 99.2

Organizational Structure for IHOP Corp.

Chairman & CEO Julia Stewart

President, Applebee’s Search Underway	President, IHOP Search Underway	Chief Financial Officer Tom Conforti	Sr. Vice President. Human Resources Search Underway	Vice President, Legal & General Counsel Mark Weisberger	Chief Restaurant Support Officer Rick Celio

Vice President, Finance & Corporate Controller Gregg Kalvin

		Vice President, Information Technology Patrick Piccininno	Vice President, Quality Assurance Dustin Dixon, Ph.D.	Sr. Vice President, Supply Chain David Parsley	Director, New Business Development Open

Applebee’s Business Unit Organizational Structure

		President, Applebee’s Search Underway		C o r p o r a t e F u n c t i o n a l H e a d s

Sr. Vice President, Operations Sam Rothschild	Sr. Vice President, Marketing George Williams	Sr. Vice President, Development Phil Crimmins	President, International Rohan St. George	Sr. Vice President, Finance Bev Elving	Executive Director, Human Resources John Prutsman	Vice President, Legal & Associate General Counsel Becky Tilden	Executive Director, Information Technology Open

Vice President of National Marketing and Innovation Nancy Culbertson

Regional Vice President Matthew Drennan	Regional Vice President John Mallon	Regional Vice President Mark Killeen	Vice President, Operations Excellence Tom Finocchiaro

Above Executive Team positions to be reduced over time in conjunction with the franchising of company restaurants

IHOP Business Unit Organizational Structure

		President, IHOP Search Underway	C o r p o r a t e F u n c t i o n a l H e a d s

Sr. Vice President, Operations Dennis Farrow	Vice President, Marketing Carolyn O’Keefe	Vice President, Franchise & Development Jess Sotomayor	Vice President, Finance Open	Director, Human Resources Josie Williams	Executive Director, Legal & Associate General Counsel Open	Director, Information Technology Open

Division Vice President Mike Biggins

Division Vice President Bill Radebaugh

Vice President, Operations Services Jim Peros